Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2016 RESULTS

Fourth-Quarter 2016 Highlights

•	Company Completes Acquisition of Las Vegas Assets of Cannery Casino Resorts

•	Las Vegas Locals Same-Store Adjusted EBITDA and Margins Reach 9-Year High

•	Midwest & South Shows Sequential Improvement Over Prior Quarters

LAS VEGAS - FEBRUARY 14, 2017 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2016.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “The fourth quarter was the culmination of an eventful and successful year, as we further positioned our Company for long-term growth. Our Las Vegas Locals segment grew at a healthy pace in the fourth quarter, with same-store Adjusted EBITDA reaching its highest levels in nearly a decade. We were also encouraged to see meaningful sequential improvement in our regional operations, which performed in-line with prior-year results after considering the impact of severe winter weather. And in December, we completed the acquisition of the Cannery and Eastside Cannery, further expanding our footprint in the attractive Las Vegas market.”

Boyd Gaming reported fourth-quarter 2016 net revenues of $554.8 million, an increase of 2.2% from $542.7 million in the year-ago quarter. Income from continuing operations, net of tax, for the fourth quarter was $10.7 million, or $0.10 per share, versus a loss of $14.4 million, or $0.13 per share, in the prior-year fourth quarter. The Company reported net income, including discontinued operations, of $12.2 million, or $0.11 per share, for the fourth quarter of 2016, compared to a net loss of $6.9 million, or $0.06 per share, for the year-ago period.

During the fourth quarter of 2016, the Company reported noncash intangible asset impairment charges of $36.9 million. The Company’s fourth quarter results were favorably impacted by $11.1 million of noncash income tax benefits resulting from the release of a previously recorded deferred tax asset valuation allowance. Discontinued operations for fourth quarter 2016 included $1.5 million in after-tax income for the Company’s share of a property tax recovery realized by Borgata Hotel Casino & Spa, which was sold on August 1, 2016. Results for the prior-year period included noncash impairment charges of $17.5 million, primarily due to the impairments of intangible assets. The Company’s fourth quarter 2015 results were also impacted by pretax losses of $8.4 million related to the early extinguishments and modification of debt during the quarter.

Total Adjusted EBITDA(1) was $138.8 million, up 5.7% from $131.3 million in the fourth quarter of 2015. Adjusted Earnings(1) for the fourth quarter 2016 were $44.3 million, or $0.38 per share, compared to Adjusted Earnings of $10.3 million, or $0.09 per share, for the same period in 2015. Adjusted EBITDA and Adjusted Earnings exclude discontinued operations.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, fourth-quarter 2016 net revenues were $185.7 million, up from $158.8 million in the year-ago quarter. Fourth-quarter 2016 Adjusted EBITDA rose to $52.8 million, compared to $44.0 million in the fourth quarter of 2015. Segment results include a full quarter of contributions from Aliante, acquired by the Company on September 27, 2016, as well as 12 days of contributions from Cannery and Eastside Cannery, acquired on December 20, 2016.

On a same-store basis, both Adjusted EBITDA and operating margins reached their highest fourth-quarter levels since 2007, as the Company’s properties benefited from a strong regional economy. Ongoing refinements to the Company’s marketing programs also continued to drive significant growth in profitability during the quarter.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $62.0 million in the fourth quarter of 2016, compared to $62.5 million in the year-ago period. Adjusted EBITDA was $15.5 million, versus $16.2 million in the fourth quarter of 2015.

Despite disruption during the quarter from hotel room renovations at the California, underlying business trends remain strong in the Downtown market, with continued growth in visitation throughout the area. The Fremont delivered the second-best fourth-quarter Adjusted EBITDA performance in its history, and also set an all-time record for full-year Adjusted EBITDA.

Midwest and South
In the Midwest and South segment, net revenues were $307.2 million, compared to $321.5 million in the fourth quarter of 2015. Adjusted EBITDA was $86.1 million, versus $86.3 million in the year-ago period.

Adjusted EBITDA in the segment was essentially even with the prior year, after three quarters of declines, as operating trends improved in many regional markets during the quarter. Adjusted EBITDA included a one-time, favorable property tax adjustment of $2.9 million, a benefit that was offset by the impact of severe winter weather.

Full-Year 2016 Results
For the full year ended December 31, 2016, Boyd Gaming reported net revenues of $2.18 billion, compared to $2.20 billion for the full year 2015. Income from continuing operations, net of tax, were $205.5 million, or $1.78 per share, up from $10.7 million, or $0.10 per share, in the prior year. The Company reported net income, including discontinued operations, of $418.0 million, or $3.63 per share, for the full year 2016, compared to net income of $47.2 million, or $0.42 per share, for the year-ago period.

The Company’s results for the year ended December 31, 2016, included noncash impairment charges of $38.3 million and pretax losses on the early extinguishments of debt of $42.4 million. In addition, the Company’s full year 2016 results were favorably impacted by $201.5 million of noncash income tax benefits resulting from the release of a previously recorded deferred tax asset valuation allowance. Discontinued operations for both periods include results from the Company’s 50% equity interest in Borgata, while full-year 2016 results also include a $181.7 million after-tax gain from the third quarter sale of the equity interest. Results for the prior year included noncash impairment charges of $18.6 million and pretax losses on the early extinguishments of debt of $40.7 million. In addition, settlements of previous years’ income tax appeals reduced the 2015 income tax provision by $25.1 million.

For the full year 2016, total Adjusted EBITDA(1) was $536.3 million, up 1.7% from $527.4 million in the prior year. Adjusted Earnings(1) for the full year 2016 were $104.6 million, or $0.91 per share, up from Adjusted Earnings of $49.4 million, or $0.43 per share, for the same period in 2015. Adjusted EBITDA and Adjusted Earnings exclude discontinued operations.

Balance Sheet Statistics
As of December 31, 2016, Boyd Gaming had cash on hand of $193.9 million, and total debt of $3.28 billion.

Full Year 2017 Guidance
For the full year 2017, Boyd Gaming projects total Adjusted EBITDA of $585 million to $605 million.

Conference Call Information
Boyd Gaming will host a conference call to discuss fourth-quarter and full-year 2016 results today, February 14, at 5:30 p.m. Eastern. The conference call number is (888) 317-6003, passcode 8569313. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/19582

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, February 14, beginning at 7:30 p.m. Eastern and continuing through Tuesday, February 21, at 11:59 p.m. Eastern. The conference number for the replay will be 10100867. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2016	2015	2016	2015
Revenues
Gaming	$461,129	$456,433	$1,820,176	$1,847,167
Food and beverage	79,190	76,524	306,145	307,442
Room	42,591	40,175	170,816	163,509
Other	31,678	31,253	122,416	123,959
Gross revenues	614,588	604,385	2,419,553	2,442,077
Less promotional allowances	59,765	61,711	235,577	242,645
Net revenues	554,823	542,674	2,183,976	2,199,432
Operating costs and expenses
Gaming	222,320	223,886	880,716	900,922
Food and beverage	45,389	41,716	170,053	168,096
Room	11,206	9,804	44,245	41,298
Other	19,900	19,570	76,719	80,508
Selling, general and administrative	80,323	79,764	322,009	322,420
Maintenance and utilities	23,309	23,583	100,020	104,548
Depreciation and amortization	52,395	51,867	196,226	207,118
Corporate expense	22,785	24,928	72,668	76,941
Project development, preopening and writedowns	10,634	2,689	22,107	6,907
Impairments of assets	36,862	17,500	38,302	18,565
Other operating items, net	(271)	565	284	907
Total operating costs and expenses	524,852	495,872	1,923,349	1,928,230
Operating income	29,971	46,802	260,627	271,202
Other expense (income)
Interest income	(455)	(462)	(2,961)	(1,858)
Interest expense, net of amounts capitalized	42,537	53,966	212,692	224,590
Loss on early extinguishments and modifications of debt	—	8,400	42,364	40,733
Other, net	402	35	545	3,676
Total other expense, net	42,484	61,939	252,640	267,141
Income (loss) from continuing operations before income taxes	(12,513)	(15,137)	7,987	4,061
Income taxes benefit	23,255	703	197,486	6,634
Income (loss) from continuing operations, net of tax	10,742	(14,434)	205,473	10,695
Income from discontinued operations, net of tax	1,478	7,565	212,530	36,539
Net income (loss)	$12,220	$(6,869)	$418,003	$47,234

Basic net income (loss) per common share
Continuing operations	$0.10	$(0.13)	$1.79	$0.10
Discontinued operations	0.01	0.07	1.86	0.32
Basic net income (loss) per common share	$0.11	$(0.06)	$3.65	$0.42
Weighted average basic shares outstanding	115,017	113,672	114,507	112,789

Diluted net income (loss) per common share
Continuing operations	$0.10	$(0.13)	$1.78	$0.10
Discontinued operations	0.01	0.07	1.85	0.32
Diluted net income (loss) per common share	$0.11	$(0.06)	$3.63	$0.42
Weighted average diluted shares outstanding	115,604	113,672	115,189	113,676

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2016	2015	2016	2015
Net Revenues by Reportable Segment
Las Vegas Locals (a)	$185,654	$158,750	$647,867	$610,107
Downtown Las Vegas	61,962	62,469	236,385	234,191
Midwest and South (b)	307,207	321,455	1,299,724	1,355,134
Net revenues	$554,823	$542,674	$2,183,976	$2,199,432

Adjusted EBITDA by Reportable Segment
Las Vegas Locals (a)	$52,803	$43,999	$176,420	$157,312
Downtown Las Vegas	15,458	16,186	52,420	49,314
Midwest and South (b)	86,060	86,307	367,365	380,942
Property Adjusted EBITDA	154,321	146,492	596,205	587,568
Corporate expense (c)	(15,520)	(15,177)	(59,875)	(60,177)
Adjusted EBITDA	138,801	131,315	536,330	527,391

Other operating costs and expenses
Deferred rent	817	855	3,266	3,428
Depreciation and amortization	52,395	51,867	196,226	207,118
Share-based compensation expense	8,393	11,037	15,518	19,264
Project development, preopening and writedowns	10,634	2,689	22,107	6,907
Impairments of assets	36,862	17,500	38,302	18,565
Other operating items, net	(271)	565	284	907
Total other operating costs and expenses	108,830	84,513	275,703	256,189
Operating income	29,971	46,802	260,627	271,202
Other expense (income)
Interest income	(455)	(462)	(2,961)	(1,858)
Interest expense, net of amounts capitalized	42,537	53,966	212,692	224,590
Loss on early extinguishments and modifications of debt	—	8,400	42,364	40,733
Other, net	402	35	545	3,676
Total other expense, net	42,484	61,939	252,640	267,141
Income (loss) from continuing operations before income taxes	(12,513)	(15,137)	7,987	4,061
Income taxes benefit	23,255	703	197,486	6,634
Income (loss) from continuing operations, net of tax	10,742	(14,434)	205,473	10,695
Income from discontinued operations, net of tax	1,478	7,565	212,530	36,539
Net income (loss)	$12,220	$(6,869)	$418,003	$47,234
_______________________________________________
(a) The segment includes the results of Aliante Casino + Hotel + Spa from the September 27, 2016, date of acquisition and the results of Cannery Casino Hotel and Eastside Cannery Casino and Hotel from the December 20, 2016, date of their acquisition.
(b) The Company has combined its Midwest and South and Peninsula segments into a single reportable segment as a result of the refinancing completed during the third quarter of 2016. Prior year amounts for the two segments have been combined to conform to the current year presentation.
(c) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2016	2015	2016	2015
Corporate expense as reported on Consolidated Statements of Operations	$22,785	$24,928	$72,668	$76,941
Corporate share-based compensation expense	(7,265)	(9,751)	(12,793)	(16,764)
Corporate expense as reported on the above table	$15,520	$15,177	$59,875	$60,177

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Income (Loss) to Adjusted Earnings and Net Income (Loss) Per Share
to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2016	2015	2016	2015
Net income (loss)	$12,220	$(6,869)	$418,003	$47,234
Less: income from discontinued operations, net of tax	(1,478)	(7,565)	(212,530)	(36,539)
Income (loss) from continuing operations, net of tax	10,742	(14,434)	205,473	10,695
Pretax adjustments:
Project development, preopening and writedowns	10,634	2,689	22,107	6,907
Impairments of assets	36,862	17,500	38,302	18,565
Adjustment of property tax accruals	(2,864)	—	(2,864)	—
Other operating items, net	(271)	565	284	907
Loss on early extinguishments and modifications of debt	—	8,400	42,364	40,733
Other, net	402	35	545	3,676
Total adjustments	44,763	29,189	100,738	70,788

Income tax effect for above adjustments	(134)	(4,433)	(104)	(7,014)
Impact of release of tax valuation allowance	(11,085)	—	(201,525)	—
Impact of tax audit settlements on provision	—	—	—	(25,099)
Adjusted earnings	$44,286	$10,322	$104,582	$49,370

Net income (loss) per share	$0.11	$(0.06)	$3.63	$0.42
Less: income from discontinued operations per share	(0.01)	(0.07)	(1.85)	(0.32)
Income (loss) from continuing operations per share	0.10	(0.13)	1.78	0.10
Pretax adjustments:
Project development, preopening and writedowns	0.09	0.03	0.19	0.06
Impairments of assets	0.32	0.15	0.33	0.16
Adjustment of property tax accruals	(0.02)	—	(0.02)	—
Other operating items, net	—	0.01	—	0.01
Loss on early extinguishments and modifications of debt	—	0.07	0.37	0.36
Other, net	—	—	0.01	0.03
Total adjustments	0.39	0.26	0.88	0.62

Income tax effect for above adjustments	—	(0.04)	—	(0.07)
Impact of release of tax valuation allowance	(0.11)	—	(1.75)	—
Impact of tax audit settlements on provision	—	—	—	(0.22)
Adjusted earnings per share	$0.38	$0.09	$0.91	$0.43

Weighted average shares outstanding	115,604	114,493	115,189	113,676

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and write-down expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before project development, preopening and write-down expenses, impairments of assets, certain adjustments to property tax accruals, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, the impact on Boyd’s income tax provision of tax audit settlements and the release of valuation allowances on deferred tax assets, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: positioning the Company for long-term growth, ongoing refinements to the

Company’s marketing programs, strong underlying business trends, and all of the statements under the heading “Full-Year 2016 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 24 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.